Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cimarex Energy Co. 401(k) Plan

Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-125621 and 333-100235) of our report dated June 26, 2009, relating to the financial statements and supplemental schedules of the Cimarex Energy Co. 401(k) Plan as of December 31, 2008 and 2007 and for the year ended December 31, 2008 appearing in this Annual Report on Form 11-K.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

June 26, 2009